UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                         SCHEDULE 13D

          Under the Securities Exchange Act of 1934
                      (Amendment No. 8)*

                  LDDS COMMUNICATIONS, INC.
                      (Name of Issuer)

   Series 1 Cumulative Senior Perpetual Convertible Preferred Stock
                 (Title of Class of Securities)


                          50182L 10 8
                         (CUSIP Number)

        Arnold L. Wadler, Esq., General Counsel (201) 531-8050
   Metromedia Company, One Meadowlands Plaza, East Rutherford, NJ  07073
          (Name, Address and Telephone Number of Person
        Authorized to Receive Notices and Communications)

                      October 31, 1994
   (Date of Event which Requires Filing of this Statement)



   If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

   Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

   Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

   *The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

   The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                        SCHEDULE 13D


CUSIP No.  50182L 10 8


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
  Metromedia Company
  62-1293303


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]


3
SEC USE ONLY



4
SOURCE OF FUNDS*
  PF


5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) [ ]



6
CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware




NUMBER OF
SHARES
BENEFICIALLY OWNED
BY EACH REPORTING
PERSON
WITH

7
SOLE VOTING POWER
   See Attached Rider 2A


8
SHARED VOTING POWER


9
SOLE DISPOSITIVE POWER
                 See Attached Rider 2A


10
SHARED DISPOSITIVE POWER



11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                 See Attached Rider 2A


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [ ]


13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
       18.62% on a fully diluted basis.


14
TYPE OF REPORTING PERSON*
  PN



            *SEE INSTRUCTIONS BEFORE FILLING OUT!
   INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
      (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                             RIDER 2A


7. 29,642,431 (which figure includes (i) 21,793,570 shares of Series 1 Cumulative Senior Perpetual Convertible Preferred Stock (convertible into 21,876,976 shares of Common Stock);
     (ii) 2,765,055 shares of Common Stock; and (iii) warrants to purchase 2,500,200 shares of Common Stock at $7.75 per share and warrants to purchase 2,500,200 shares of Common Stock at $8.95 per share).

 9. 29,642,431 (which figure includes (i) 21,793,570 shares of Series 1 Cumulative Senior Perpetual Convertible Preferred Stock (convertible into 21,876,976 shares of Common Stock);
     (ii) 2,765,055 shares of Common Stock; and (iii) warrants to purchase 2,500,200 shares of Common Stock at $7.75 per share and warrants to purchase 2,500,200 shares of Common Stock at $8.95 per share).

11. 29,642,431 (which figure includes (i) 21,793,570 shares of Series 1 Cumulative Senior Perpetual Convertible Preferred Stock (convertible into 21,876,976 shares of Common Stock);
     (ii) 2,765,055 shares of Common Stock; and (iii) warrants to purchase 2,500,200 shares of Common Stock at $7.75 per share and warrants to purchase 2,500,200 shares of Common Stock at $8.95 per share).

                               SCHEDULE 13D


CUSIP No.  50182L 10 8


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
     John W. Kluge
     ###-##-####


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [ ]
                                                   (b) [ ]


3
SEC USE ONLY



4
SOURCE OF FUNDS*



5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) [ ]




6
CITIZENSHIP OR PLACE OF ORGANIZATION



NUMBER OF
SHARES
BENEFICIALLY OWNED
BY EACH REPORTING
PERSON
WITH
7
SOLE VOTING POWER
                           See Attached Rider 3A


8
SHARED VOTING POWER



9
SOLE DISPOSITIVE POWER
                           See Attached Rider 3A


10
SHARED DISPOSITIVE POWER



11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                           See Attached Rider 3A


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [ ]




13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          18.62% on a fully diluted basis.


14
TYPE OF REPORTING PERSON*
     IN



                   *SEE INSTRUCTIONS BEFORE FILLING OUT!
       INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                             RIDER 3A


 7. 29,642,431 (which figure includes (i) 21,793,570 shares of Series 1 Cumulative Senior Perpetual Convertible Preferred Stock (convertible into 21,876,976 shares of Common Stock);
        (ii) 2,765,055 shares of Common Stock; and (iii) warrants to purchase 2,500,200 shares of Common Stock at $7.75 per share and warrants to purchase 2,500,200 shares of Common Stock at $8.95 per share).

 9. 29,642,431 (which figure includes (i) 21,793,570 shares of Series 1 Cumulative Senior Perpetual Convertible Preferred Stock (convertible into 21,876,976 shares of Common Stock);
        (ii) 2,765,055 shares of Common Stock; and (iii) warrants to purchase 2,500,200 shares of Common Stock at $7.75 per share and warrants to purchase 2,500,200 shares of Common Stock at $8.95 per share).

11. 29,642,431 (which figure includes (i) 21,793,570 shares of Series 1 Cumulative Senior Perpetual Convertible Preferred Stock (convertible into 21,876,976 shares of Common Stock);
        (ii) 2,765,055 shares of Common Stock; and (iii) warrants to purchase 2,500,200 shares of Common Stock at $7.75 per share and warrants to purchase 2,500,200 shares of Common Stock at $8.95 per share).

                               SCHEDULE 13D


CUSIP No.  50182L 10 8



1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
     Stuart Subotnick
     ###-##-####


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]


3
SEC USE ONLY



4
SOURCE OF FUNDS*



5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(c) [ ]



6
CITIZENSHIP OR PLACE OF ORGANIZATION





NUMBER OF
SHARES
BENEFICIALLY OWNED
BY EACH REPORTING
PERSON
WITH
7
SOLE VOTING POWER
                           See Attached Rider 4A

8
SHARED VOTING POWER


9
SOLE DISPOSITIVE POWER
                           See Attached Rider 4A

10
SHARED DISPOSITIVE POWER


11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                           See Attached Rider 4A


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [ ]



13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          18.62% on a fully diluted basis.


14
TYPE OF REPORTING PERSON*
     IN


                   *SEE INSTRUCTIONS BEFORE FILLING OUT!
       INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                             RIDER 4A


 7. 29,642,431 (which figure includes (i) 21,793,570 shares of Series 1 Cumulative Senior Perpetual Convertible Preferred Stock (convertible into 21,876,976 shares of Common Stock);
        (ii) 2,765,055 shares of Common Stock; and (iii) warrants to purchase 2,500,200 shares of Common Stock at $7.75 per share and warrants to purchase 2,500,200 shares of Common Stock at $8.95 per share).

 9. 29,642,431 (which figure includes (i) 21,793,570 shares of Series 1 Cumulative Senior Perpetual Convertible Preferred Stock (convertible into 21,876,976 shares of Common Stock);
        (ii) 2,765,055 shares of Common Stock; and (iii) warrants to purchase 2,500,200 shares of Common Stock at $7.75 per share and warrants to purchase 2,500,200 shares of Common Stock at $8.95 per share).

11. 29,642,431 (which figure includes (i) 21,793,570 shares of Series 1 Cumulative Senior Perpetual Convertible Preferred Stock (convertible into 21,876,976 shares of Common Stock);
        (ii) 2,765,055 shares of Common Stock; and (iii) warrants to purchase 2,500,200 shares of Common Stock at $7.75 per share and warrants to purchase 2,500,200 shares of Common Stock at
                $8.95 per share).

                 AMENDMENT NO. 8 TO SCHEDULE 13D

        THIS AMENDMENT No. 8 supplements the Schedule 13D ("Schedule 13D") filed on May 22, 1992, as amended by Amendment No. 1 dated October 28, 1992 thereto; as amended by Amendment No. 2 dated January 18, 1993 thereto; as amended by Amendment
No. 3 dated February 26, 1993; as amended by Amendment No. 4 dated March 31, 1993; as amended by Amendment No. 5 dated September 15, 1993; as amended by Amendment No. 6 dated April 12, 1994; and as amended by Amendment No. 7 filed April 22, 1994; filed by Metromedia Company ("Metromedia") (and previously filed by Metromedia Communications Corporation), in the following respects only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):

Item 6. Contracts, Arrangements, Understandings or
        Relationships with Respect to the Securities of the Issuer.

   Item 6 is amended by adding thereto the following paragraph:

        On October 31, 1994, Metromedia and Chemical Bank (the "Bank") entered into an amendment (the "Amendment") to the Credit Agreement dated as of April 11, 1994 between Metromedia and the Bank (which was previously filed by Metromedia as Exhibit S to the Schedule 13D) (a copy of the Amendment is attached hereto as Exhibit U) pursuant to which the Bank agreed to increase the amount of funds available to Metromedia. In connection with the Amendment, pursuant to an Amended and Restated Pledge Agreement (a copy of which is attached hereto as Exhibit V), Metromedia pledged to the Bank, in addition to the 2,758,620 shares of Common Stock of the Issuer previously pledged, currently exercisable warrants (the "Warrants") to purchase 5,000,400 shares of Common Stock of the Issuer. Such Warrants to purchase Common Stock constitute all of the Warrants of the Issuer owned by Metromedia. The Amended and Restated Pledge Agreement contains standard representations, warranties, covenants and events of default.


Item 7. Material to be Filed as Exhibits.

   The following exhibits are annexed hereto:

     Exhibit U - First Amendment dated as of October 31, 1994
                 between Metromedia Company and Chemical Bank.

     Exhibit V - Amended and Restated Pledge Agreement dated as of October 31, 1994 between Metromedia Company and Chemical Bank.

                          SIGNATURE


     After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


   Dated:  November 3, 1994


                              /s/ STUART SUBOTNICK
                              -----------------------
                              Stuart Subotnick
                              General Partner
                              Metromedia Company



                              /s/ JOHN W. KLUGE
                              -------------------------
                              JOHN W. KLUGE


                              /s/STUART SUBNOTICK
                              -------------------------
                                 Stuart Subotnick